UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2005

YARDVILLE NATIONAL BANCORP

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	000-26086 (Commission File Number)	22-2670267 (I.R.S. Employer Identification Number)

2465 KUSER ROAD, HAMILTON, NEW JERSEY 08690

(Address of Principal Executive Offices)

(609) 585-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Supplemental Executive Retirement Plan. On December 21, 2005, the board of directors of The Yardville National Bank (the “Bank”), Registrant’s principal subsidiary, approved an amendment to the Second Amended and Restated Supplemental Executive Retirement Plan of Yardville National Bank (the “SERP”). The amendment, which will be effective January 1, 2006, provides that for purposes of determining a participant’s normal retirement benefit under the SERP, the participant’s final average compensation shall not exceed the amount determined as of the date the participant attains normal retirement age without regard to whether the participant remains employed by the Bank after such date.

Acceleration of Vesting of Stock Options. On December 21, 2005, upon the recommendation of its Organization and Compensation Committee, the Registrant’s board of directors accelerated the vesting of all unvested stock options outstanding under the Yardville National Bancorp 1997 Stock Option Plan, providing that such stock options shall become vested on December 30, 2005. Such options were granted during the 2001 through 2005 calendar years. The acceleration included stock options held by two executive vice presidents as well as other officers of the Company. There were no options accelerated for any member of the board of directors as all outstanding options held by board members were vested under their respective normal vesting requirements.

Prior to accelerating the vesting of the affected stock options, the Registrant’s board of directors determined such acceleration was in the best interests of the Registrant and its shareholders in order to reduce the impact of recording non-cash compensation expense upon the implementation of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-based Payment” (“SFAS 123R”). SFAS 123R will require all share-based awards to employees, including grants of employee stock options, to be recognized as compensation expense in the Company’s financial statements over the vesting period of each such award, based on each such award’s fair value at the award date. SFAS 123R will become effective as to the Registrant beginning January 1, 2006.

Options covering 97,340 shares of the Registrant’s common stock, or less than one percent of the current shares outstanding, are affected by the acceleration. The weighted average exercise price of the accelerated stock options is $21.36 and based on the closing price of the Registrant’s common stock on December 21, 2005, all of the accelerated stock options would have economic value to the holders.

The Registrant estimates that, as a result of the acceleration, pretax compensation expenses related to the options of approximately $252,000, $215,000, $151,000, $97,000 and $32,000, which otherwise would have been recognized in the Registrant’s consolidated statements of income for the years ending December 31, 2006, 2007, 2008, 2009 and 2010, respectively, will not be recognized. Such expenses will be reported in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, as permitted under the transition guidance provided by the Financial Accounting Standards Board under SFAS 123R. Based upon the December 21, 2005 closing price of the Registrant’s common stock of $35.10 per share, the Registrant will recognize a pre-tax expense of $156,000, related to the accelerated vesting of these options, in the fourth quarter.

The following Table reflects accelerated options held by executive officers and all other officers of the Company.

	Total Grant	Previously Vested	Options Accelerated	Weighted Average Exercise Price
Executive Officers
Daniel J. O’Donnell Executive Vice President	6,000	4,400	1,600	$12.06
Stephen R. Walker Executive Vice President	23,500	11,400	12,100	$21.10
Total Executive Officers	29,500	15,800	13,700	$19.26
Non Executive Officers	126,340	46,300	80,040	$21.85
Total	155,840	62,100	93,740	$21.36

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 21, 2005, Sidney L. Hofing resigned from the Registrant’s board of directors, as well as the board of directors of the Bank, effective December 31, 2005. Mr. Hofing resigned voluntarily, and not because of a disagreement with Registrant on any matter relating to Registrant’s operations, policies, or practices. A copy of Mr. Hofing’s correspondence to the Board of Directors regarding his resignation is attached as exhibit 17.1.

On December 22, 2005, Lorraine Buklad resigned from the Registrant’s board of directors, as well as the board of directors of the Bank, effective December 31, 2005. Ms. Buklad resigned voluntarily, and not because of a disagreement with Registrant on any matter relating to Registrant’s operations, policies, or practices. At the time of her resignation, Ms. Buklad was a member of the nominating committee of Registrant's board of directors.

The respective boards of directors of the Registrant and the Bank have determined that upon the effectiveness of the resignations of Mr. Hofing and Ms. Buklad, the number of directors constituting the entire board of directors of each of the Registrant and the Bank will be reduced from fifteen to thirteen.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
17.1	Correspondence on departure of director Sidney L. Hofing

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP
Date: December 28, 2005	By: Stephen F. Carman Stephen F. Carman Vice President and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description
17.1	Correspondence on departure of director Sidney L. Hofing

Exhibit 17.1

I, Sidney L. Hofing, hereby resign my position as a director of Yardville National Bancorp and Yardville National Bank, effective December 31, 2005.

Sidney L. Hofing

Sidney L. Hofing